UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024 (April 10, 2024)

CORRELATE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-30746	84-4250492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

176 S. Capitol Blvd.,2nd Floor
Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 264-4060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2024, the Company received funding from a Bridge Loan and Security Agreement (“Agreement”) entered into with Clearview Funding Group LLC (“Lender”) on March 26, 2024.  Pursuant to the terms of the Agreement, the Company borrowed an aggregate of $800,000 from the Lender and is required to repay to Lender a total of $1,080,000 (“Repayment Amount”). The Repayment Amount will be made to Lender over a period of forty-eight (48) weeks on a weekly basis.  The Company shall pay $7,375 per week during the first twelve weeks and $27,375 per week for the next thirty-six weeks.  In connection with the Agreement, the Company has granted a security interest to Lender in certain of the Company’s assets, subject to prior security interests as more fully described in the Agreement, as collateral for the repayment of the Repayment Amount. The Company may prepay the then outstanding Repayment Amount at any time, however, if the Company seeks to repay the Repayment Amount within 120 days from April 10, 2024 the Lender has agreed to provide the Company an early prepayment discount.  In connection with the Agreement, the Company agreed to issue 100,000 shares of its common stock to the Lender as a commitment fee.

A copy of the Agreement is attached hereto as Exhibit 10.33.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.33	Business Loan and Security Agreement dated March 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRELATE ENERGY CORP.

Dated: April 12, 2024	By:	/s/ Todd Michaels
	Name:	Todd Michaels
	Title:	Chief Executive Officer

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